Exhibit 10.14

PATENT AND TRADEMARK SECURITY AGREEMENT

This Patent and Trademark Security Agreement (this “Agreement”), dated as of Dec. 7, 2009, is made by and among IRONCLAD PERFORMANCE WEAR CORPORATION, a California corporation ( the “Client”) and FCC, LLC, a Florida limited liability company doing business as First Capital Western Region, LLC (the “Factor”).

Recitals

Client and Factor are parties to a Factoring and Inventory Advances and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Factoring Agreement”) setting forth the terms on which Factor may now or hereafter extend credit to or for the account of Client.

As a condition to extending credit to or for the account of Client, Factor has required the execution and delivery of this Agreement by Client.

ACCORDINGLY, in consideration of the mutual covenants contained in the Factoring Agreement and herein, the parties hereby agree as follows:

1. Definitions.  All terms defined in the Recitals hereto or in the Factoring Agreement that are not otherwise defined herein shall have the meanings given to them therein. In addition, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with such Person.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the affirmative power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors or other management structure of such Person, or otherwise.

“Obligations” means each and every debt, liability and obligation of every type and description arising under or in connection with any Factoring Document (as defined in the Factoring Agreement) which Client may now or at any time hereafter owe to Factor, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several, and including specifically, but not limited to, the Obligations (as defined in the Factoring Agreement).

“Patents” means all of Client’s right, title and interest in and to patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

“Permitted Liens” shall mean mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

(i)
for taxes, assessments or governmental charges or levies onproperty of the Client or subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(ii)	imposed by law, such as carriers’, warehousemen’s, mechanics’,materialmen’s liens and other similar liens arising in the ordinary course of business;

(iii)	arising out of pledges or deposits under workers’ compensationlaws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)	arising from any litigation or proceeding which is being contested ingood faith by appropriate proceedings, provided, however, that no execution or levy has been made; and

(v)
liens incurred in connection with the extension, renewal orrefinancing of the indebtedness secured by liens of the type described in clauses (i) through (iv) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Security Interest” has the meaning given in Section 2.

“Trademarks” means all of Client’s right, title and interest in and to: (i) trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor, (iv) and licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

2. Security Interest.  Client hereby irrevocably pledges and assigns to, and grants Factor a security interest (the “Security Interest”) with power of sale to the extent permitted by law, in the Patents and in the Trademarks to secure payment of the Obligations. As set forth in the Factoring Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of Client. This Agreement grants only the Security Interest herein described, is not intended to and does not affect any present transfer of title of any trademark registration or application and makes no assignment and grants no right to assign or perform any other action with respect to any intent to use trademark application, unless such action is permitted under 15 U.S.C. § 1060.

3. Representations, Warranties and Agreements.  Client represents, warrants and agrees as follows:

(a)            Patents. Exhibit A accurately lists all Patents owned or controlled by the Client as of the date hereof, or to which the Client has a right as of the date hereof to have assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof, Client owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then Client shall within 30 days provide written notice to Factor with a replacement Exhibit A, which upon acceptance by Factor shall become part of this Agreement.

(b)            Trademarks. Exhibit B accurately lists all Trademarks owned or controlled by the Client as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not material to the Client’s or any Affiliate’s business(es). If after the date hereof, Client owns or controls any Trademarks not listed on Exhibit B (other than common law marks which are not material to the Client’s or any Affiliate’s business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then Client shall promptly provide written notice to Factor with a replacement Exhibit B, which upon acceptance by Factor shall become part of this Agreement.

(c)             Affiliates. As of the date hereof, no Affiliate of the Client owns, controls, or has a right to have assigned to it any items that would, if such item were owned by the Client, constitute Patents or Trademarks. If after the date hereof any Affiliate of the Client owns, controls, or has a right to have assigned to it any such items, then Client shall promptly either: (i) cause such Affiliate to assign all of its rights in such item(s) to the Client; or (ii) notify Factor of such item(s) and cause such Affiliate to execute and deliver to Factor a patent and trademark security agreement substantially in the form of this Agreement.

(e)             Title. Client identified as the owner of each Patent and Trademark on Exhibits A and B has absolute title to each Patent and each Trademark listed thereon, free and clear of all Liens except Permitted Liens. The Client (i) will have, at the time such Client acquires any rights in Patents or Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all Liens except Permitted Liens, and (ii) will keep all Patents and Trademarks free and clear of all Liens except Permitted Liens.

(f)            No Sale. Client will not assign, transfer, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without Factor’s prior written consent.

(g)           Defense. Client will, to the extent it is reasonably advisable in its business, at its own expense and using commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all Persons other than those holding Permitted Liens.

(h)            Maintenance. Client will at its own expense maintain the Patents and the Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor. Client covenant that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing Factor: (i) sufficient written notice, of at least 30 days, to allow Factor to timely pay any such maintenance fees or annuities which may become due on any Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable. Notwithstanding any of the foregoing, Client shall not be under any obligation to pay such maintenance fee or annuity on a Patent or Trademark which is utilized in a product that has not been sold in the last three years.

(i)            Factor’s Right to Take Action. If Client fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after Factor gives Client written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if Client notifies Factor that they intend to abandon a Patent or Trademark, Factor may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of the Client (or, at Factor’s option, in Factor’s own name) and may (but need not) take any and all other actions which Factor may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(j)            Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Client shall pay Factor on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Factor in connection with or as a result of Factor’s taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by Factor at the default rate of interest provided for in the Factoring Agreement.

(k)            Power of Attorney. To facilitate Factor’s taking action under subsection (i) and exercising its rights under Section 6, Client hereby irrevocably appoints (which appointment is coupled with an interest) Factor, or its delegate, as the attorney-in-fact of such Client with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Client, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by such Client under this Section 3, or, necessary for Factor, after a Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. Client hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the termination of the Factoring Agreement as provided therein and the payment and performance of all Obligations.

4.            Client’s Use of the Patents and Trademarks. Client shall be permitted to control and manage the Patents and Trademarks, including the right to exclude others from making, using or selling items covered by the Patents and Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Default exists.

5.          Defaults. Each of the following occurrences shall constitute an event of default under this Agreement (herein called a “Default”): (a) a Default, as defined in the Factoring Agreement, shall occur; or (b) Client shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.

6.            Remedies. While a Default exists, Factor may, at its option, take any or all of the following actions:

(a)          Factor may exercise any or all remedies available under the Factoring Agreement.

(b)          Factor may sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents and Trademarks.

(c)          Factor may enforce the Patents and Trademarks and any licenses thereunder, and if Factor shall commence any suit for such enforcement, Client shall, at the request of Factor, do any and all lawful acts and execute any and all proper documents required by Factor in aid of such enforcement.

7.            Miscellaneous. This Agreement can be waived, modified, amended,terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Factor. A waiver signed by Factor shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Factor’s rights or remedies. All rights and remedies of Factor shall be cumulative and may be exercised singularly or concurrently, at Factor’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Client under this Agreement shall be given in the manner and with the effect provided in the Factoring Agreement. Factor shall not be obligated to preserve any rights the Client may have against prior parties, to realize on the Patents and Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and Trademarks in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Client and Factor and their respective participants, successors and assigns and shall take effect when signed by Client and delivered to Factor, and each Client waives notice of Factor’s acceptance hereof. Factor may execute this Agreement if appropriate for the purpose of filing, but the failure of Factor to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement authorized by the Client shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of California without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Patent and Trademark Security Agreement as of the date first written above.

IRONCLAD PERFORMANCE WEAR CORPORATION

By:	/s/ Scott Jarus
Scott Jarus, Chief Executive Officer

FCC, LLC, d/b/a FIRST CAPITAL WESTERN REGION, LLC

By:	/s/ David P. Scheer
Name: David P. Scheer
Title: V.P.

STATE OF ____________	)
) SS:
COUNTY OF ____________	)

On _______________________, 2009 before me, _________________________, Notary Public, personally appeared Scott Jarus, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _________________________(Signature of Notary)                  (Seal of Notary)